As filed with the Securities and Exchange Commission on May 9, 2011

Registration No. 333-168289

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DESTINATION MATERNITY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	13-3045573
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

456 North Fifth Street, Philadelphia, Pennsylvania 19123

(Address, including zip code, of principal executive offices)

Employment Inducement Award Consisting of Stock Options to Emilia Fabricant

(Full title of the plan)

Ronald J. Masciantonio

Senior Vice President & General Counsel

456 North 5th Street

Philadelphia, Pennsylvania 19123

(Name and address of agent for service)

(215) 873-2200

(Telephone number, including area code, of agent for service)

Copies of communications to:

Robert A. Friedel, Esq.

Pepper Hamilton LLP

3000 Two Logan Square

Eighteenth and Arch Streets

Philadelphia, PA 19103

(215) 981-4000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

This Post–Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (Registration Number 333-168289) filed by Destination Maternity Corporation (the “Company”) on July 23, 2010 (the “Registration Statement”) in order to register 70,000 shares (prior to giving effect to the Company’s 2 for 1 stock split, in the form of a 100% stock dividend, of March 1, 2011) of the Company’s common stock, $0.01 par value (“Common Stock”) for issuance upon exercise of stock options granted on May 24, 2010 as an employment inducement award pursuant to the employment by the Company of a new executive officer. These stock options have been terminated in accordance with their terms, and accordingly, no further offering of Common Stock is being made under the Registration Statement. The purpose of this Post-Effective Amendment No. 1 to the Registration Statement is to deregister the Common Stock previously registered for issuance thereunder. The Company hereby terminates the effectiveness of the Registration Statement and withdraws from registration all Common Stock remaining available for issuance thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Destination Maternity Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Post-Effective Amendment No. 1 to the Registration Statement and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Philadelphia, Commonwealth of Pennsylvania, on May 9, 2011.

DESTINATION MATERNITY CORPORATION

By:	/s/ Edward M. Krell
Edward M. Krell
Chief Executive Officer & President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been duly signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Edward M. Krell	Chief Executive Officer & President	May 9, 2011
Edward M. Krell	(Principal Executive Officer)

/s/ Judd P. Tirnauer	Senior Vice President & Chief Financial Officer	May 9, 2011
Judd P. Tirnauer	(Principal Financial and Accounting Officer)

DIRECTORS:

Arnaud Ajdler*	Joseph A. Goldblum*	William A. Schwartz, Jr.*

Barry Erdos*	Melissa Payner-Gregor*	B. Allen Weinstein*

Date: May 9, 2011	*By:	/s/ Edward M. Krell
Edward M. Krell
Attorney-In-Fact